                                                                              [Filed Pursuant to Rule 433]

Term Sheet

RALI Series 2006-QS16 Trust
Mortgage Pass-Through Certificates,
Series 2006-QS16

Residential Accredit Loans, Inc.
Depositor

Residential Funding Corporation
Sponsor and Master Servicer

Deutsche Bank Trust Company Americas
Trustee

Greenwich Capital Markets, Inc.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND
EXCHANGE  COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,
YOU SHOULD READ THE BASE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS
FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET
THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE [ ].

This term  sheet is not  required  to,  and does not,  contain  all  information  that is  required  to be included in the prospectus and the prospectus  supplement for the offered  certificates.  The  information in this term sheet is preliminary and is subject to completion or change.

The  information in this term sheet,  if conveyed prior to the time of your  commitment to purchase any of the offered  certificates,  supersedes  information  contained in any prior  similar term sheet,  the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related  term sheet  supplement  is not an offer to sell or a  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

October 30, 2006

      Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide progressively more detail:

         o        the  related  base   prospectus,   dated  October  26,  2006,   which  provides  general
                  information, some of which may not apply to the offered certificates;

         o        the term sheet,  dated  October 12,  2006,  which  provides  general  information  about series of  certificates  issued  pursuant to the  depositor's QS program,  some of which may not apply to the offered certificates; and

         o        this  term  sheet,   which  describes  terms   applicable  to  the  classes  of  offered
                  certificates   described  herein  and  provides  a  description  of  certain  collateral stipulations  regarding  the  mortgage  loans and the  parties to the  transaction,  and provides other information related to the offered certificates.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain  all of the  information  that you should  consider in making  your  investment  decision.  To understand  all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates in the related base prospectus or the term sheet  supplement,  you should rely on the description  in this term  sheet.  Capitalized  terms used but not defined  herein  shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the offered  certificates,  supersedes  any  information  contained  in any prior  similar materials  relating  to such  certificates.  The  information  in this term sheet is  preliminary,  and is subject to  completion  or change.  This term sheet is being  delivered  to you solely to provide you with information  about the  offering  of the  certificates  referred  to in this term  sheet and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be  accepted  and  will  not  constitute  a  contractual  commitment  by you  to  purchase  any of the certificates, until we have accepted your offer to purchase certificates.

The  certificates  referred  to in these  materials  are being sold when,  as and if issued.  The  issuing entity  is not  obligated  to issue  such  certificates  or any  similar  security  and the  underwriter's obligation  to  deliver  such  certificates  is subject to the terms and  conditions  of the  underwriting agreement  with the issuing entity and the  availability  of such  certificates  when, as and if issued by the issuing entity. You are advised that the terms of the offered  certificates,  and the  characteristics of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage  loans that  comprise the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised  that  certificates  may not be issued  that have the  characteristics described  in  these  materials.  The  underwriter's  obligation  to  sell  such  certificates  to  you is conditioned  on the  mortgage  loans  and  certificates  having  the  characteristics  described  in these materials.  If for any reason the issuing  entity  does not deliver  such  certificates,  the  underwriter will notify you, and neither the issuing  entity nor any  underwriter  will have any  obligation to you to deliver all or any portion of the  certificates  which you have  committed  to  purchase,  and none of the issuing  entity nor any  underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

Neither the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the offered  certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

------------------------------------------------------------------------------------------------------------------------
STIPULATED MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------------- --------------------------------
Mortgage Loan Type:                                                                     30-Year Conventional Fixed Rate
--------------------------------------------------------------------------------------- --------------------------------
Aggregate Stated Principal Balance, Excluding PO Bond,  (+/- 10%):                               $751,000,000
--------------------------------------------------------------------------------------- --------------------------------
Gross Weighted Average Coupon (+/- 0.10):                                                            7.10%
--------------------------------------------------------------------------------------- --------------------------------
Weighted Average Pass-Thru Rate:                                                                     6.25%
--------------------------------------------------------------------------------------- --------------------------------
Weighted Average Original Maturity (+/- 2 Month):                                                 357 months
--------------------------------------------------------------------------------------- --------------------------------
Weighted Average Loan-to-Value Ratio (+/- 5):                                                         76%
--------------------------------------------------------------------------------------- --------------------------------
California Concentration Maximum:                                                                     45%
--------------------------------------------------------------------------------------- --------------------------------
Full/Alt Documentation (+/- 10):                                                                      25%
--------------------------------------------------------------------------------------- --------------------------------
Limited Documentation  (+/- 10):                                                                      75%
--------------------------------------------------------------------------------------- --------------------------------
Rate/Term Refinance (+/- 15):                                                                         15%
--------------------------------------------------------------------------------------- --------------------------------
Cash Out Refinance (+/- 15):                                                                          30%
--------------------------------------------------------------------------------------- --------------------------------
Single Family Detached Maximum (+/- 10):                                                              85%
--------------------------------------------------------------------------------------- --------------------------------
Condo/Coop (+/- 10):                                                                                  8%
--------------------------------------------------------------------------------------- --------------------------------
Second/Vacation Home (+/- 10):                                                                        7%
--------------------------------------------------------------------------------------- --------------------------------
Investor Property (+/- 10):                                                                           17%
--------------------------------------------------------------------------------------- --------------------------------
Weighted Average FICO (+/- 5):                                                                        710
--------------------------------------------------------------------------------------- --------------------------------
Interest Only Mortgage Loans Maximum:                                                                 50%
--------------------------------------------------------------------------------------- --------------------------------
Average Mortgage Loan Balance Maximum:                                                             $250,000
--------------------------------------------------------------------------------------- --------------------------------
Conforming Balance Minimum:                                                                           65%
--------------------------------------------------------------------------------------- --------------------------------
Prepayment Penalties Maximum:                                                                         15%
--------------------------------------------------------------------------------------- --------------------------------
Maximum Uninsured Mortgage Loans w/LTV Ratio in Excess of 80%:                                        1%
--------------------------------------------------------------------------------------- --------------------------------

The percentages  set forth in the tables above,  other than any weighted  averages,  are percentages of the aggregate  principal  balance of the actual  mortgage  loans to be  included  in the  mortgage  pool on the
Closing  Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the
Cut-off  Date.  Any weighted  average is weighted  based on the  principal  balance of the actual  mortgage loans to be included in the mortgage  pool on the Closing Date,  as of the Cut-off  Date,  after  deducting payments of principal due during the month of the Cut-off Date.

A percentage expressed in parenthesis for a category in the tables above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loans included in the mortgage pool on the Closing Date.  For example the Aggregate Stated Principal Balance, excluding the PO
Bond, of the mortgage loans included in the mortgage pool on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

A number  expressed  in  parenthesis  for a category in the tables  above  reflects the amount by which the number or percentage  set forth for such  category may vary in the actual  mortgage  loans  included in the mortgage pool on the Closing Date.  For example,  the Full/Alt  Documentation  percentage  for the mortgage pool could vary from 15% to 35% of the aggregate  stated  principal  balance of the actual  mortgage  loans included in the mortgage  pool on the Closing Date, as of the Cut-off  Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

Offered Certificates
                                                               Initial Rating
                          Initial Principal   Pass-Through     (Fitch/Moody's/
         Class                 Balance            Rate             S&P)(1)                  Designation
------------------------ -------------------- -------------- -------------------- ---------------------------------
Class A Senior Certificates:
--------------------------------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-1            $     175,025,250     Adjustable        AAA/Aaa/AAA       Senior/Floater/Adjustable Rate
                                                  Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-2            $               0     Adjustable        AAA/Aaa/AAA        Senior/Interest Only/Inverse
                                                  Rate                                Floater/Adjustable Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-3            $     100,000,000     Adjustable        AAA/Aaa/AAA                Senior/Super
                                                  Rate                             Senior/Floater/Adjustable Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-4            $      43,131,000        6.00%          AAA/Aaa/AAA                Senior/Super
                                                                                     Senior/Lockout/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-5            $      13,177,750        6.00%          AAA/Aaa/AAA               Senior/Senior
                                                                                     Support/Lockout/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-6            $      25,710,000        6.00%          AAA/Aaa/AAA             Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-7            $     130,735,000        6.00%          AAA/Aaa/AAA             Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-8            $       6,092,000        6.00%          AAA/Aaa/AAA             Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-9            $      10,550,000        6.00%          AAA/Aaa/AAA          Senior/Retail/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-10            $     180,140,000        6.00%          AAA/Aaa/AAA             Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
         A-11            $      15,540,000        6.00%          AAA/Aaa/AAA       Senior/Super Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-P            $       1,212,939        0.00%          AAA/Aaa/AAA           Senior/Principal Only
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-V            $               0    Variable Rate      AAA/Aaa/AAA       Senior/Interest Only/Variable
                                                                                                Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------

------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class A            $     701,313,939
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Class R Senior
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          R-I            $             100        6.25%          AAA/Aaa/AAA         Senior/Residual/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
         R-II            $             100        6.25%          AAA/Aaa/AAA         Senior/Residual/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total senior             $     701,314,139
certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
Class M Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-1            $      25,947,100        6.25%           AA/NA/NA              Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-2            $       7,896,800        6.25%            A/NA/NA              Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-3            $       6,392,700        6.25%           BBB/NA/NA             Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class M            $      40,236,600
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total offered            $     741,550,739
certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------

-------------------------------------------------------------------------------------------------------------------

                                           Non-Offered Certificates (2)
-------------------------------------------------------------------------------------------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Class B Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-1            $       4,136,500        6.25%           BB/NA/NA             Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-2            $       3,384,300        6.25%            B/NA/NA             Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-3            $       3,008,393        6.25%           NA/NA/NA             Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------                                     -------------------- ---------------------------------
Total Class B            $      10,529,193
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total offered and        $     752,079,933
non-offered
certificates:

Other Information:

     The aggregate  initial  certificate  principal  balance of the offered and  non-offered  certificates shown above may not equal the sum of the certificate  principal  balances of those  certificates as listed above due to  rounding.  Only the offered  certificates  are offered for sale  pursuant to the  prospectus supplement and the related  prospectus.  The non-offered  certificates  will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

Class A-1, Class A-2 and Class A-3 Certificates:

------------------------ ------------------- ----------------------------- ------------------- ---------------------
   Adjustable Rates:          Initial                  Formula                  Maximum              Minimum
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
       Class A-1               5.72%                LIBOR + 0.40%                7.00%                0.40%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
       Class A-2               1.28%                6.60% - LIBOR                6.60%                0.00%
------------------------ ------------------- ----------------------------- ------------------- ---------------------
------------------------ ------------------- ----------------------------- ------------------- ---------------------
                                                                           9.50%, subject to
       Class A-3               6.00%                LIBOR + 0.55%            the available            6.00%
                                                                               funds cap
------------------------ ------------------- ----------------------------- ------------------- ---------------------

From the distribution date in December 2006 through and including the distribution date in July 2010, the holders of the Class A-3 Certificates will be entitled to receive amounts payable under the yield maintenance agreement, if any. See "Description of the Certificates—The Yield Maintenance Agreement" in
this prospectus supplement.

     The  Class  A-2  Certificates  do not  have a  certificate  principal  balance.  For the  purpose  of calculating  interest  payments,  interest on the Class A-2 Certificates  will accrue on a notional amount equal to the  certificate  principal  balance  of the  Class  A-1  Certificates  immediately  prior to the related distribution date

Class A-V Certificates:

     Variable  Rate:  The  interest  rate  payable  with  respect  to the  Class A-V  Certificates  varies according to the weighted  average of the excess of the mortgage  rate on each mortgage  loan,  net of the applicable  servicing fee rate and subservicing fee rate, over 6.25%. On each monthly  distribution  date, holders of Class A-V  Certificates  will be  entitled  to receive  interest at a rate equal to the current weighted  average of the mortgage  rates on the mortgage  loans minus the  applicable  servicing fee rate, subservicing fee rate and 6.25%, provided that the interest rate will not be less than zero.

     The  Class  A-V  Certificates  do not  have a  principal  balance.  For the  purpose  of  calculating interest  payments,  interest  will accrue on a notional  amount equal to the aggregate  stated  principal balance  of the  mortgage  loans,  which is  initially  equal to  approximately  $752,079,933.  The stated
principal  balance of any mortgage loan as of any date is equal to its scheduled  principal  balance as of the cut-off  date,  reduced by all  principal  payments  received  with respect to such mortgage loan that have been  previously  distributed  to  certificateholders  and any losses  realized  with respect to such mortgage  loan that have been  previously  allocated to  certificateholders.  In  addition,  if a mortgage loan has been  modified the stated  principal  balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

CERTAIN TRANSACTION INFORMATION

Underwriter:                        Greenwich   Capital   Markets,   Inc.   will   purchase  the  Class  A
                                    Certificates  (other  than the Class  A-V and Class A-P  Certificates)
                                    and  the  Class  R  Certificates  (other  than  a de  minimis  portion thereof)  on the  closing  date,  subject to the  satisfaction  of the conditions set forth in the underwriting agreement.

Cut-off Date:                       November 1, 2006.

Closing Date:                       On or about November 29, 2006.

Distribution Date:                  25th of each  month,  or the  next  business  day if such day is not a business day, commencing December 25, 2006.

Assumed Final
Distribution Dates:                 The   distribution   date  in   November   2036.   The  actual   final
                                    distribution date could be substantially earlier.

Form of certificates:               Book-entry: Class A, Class A-P and Class A-V Certificates.
                                    Physical:  Class R Certificates.

Minimum Denominations:              Class  A   Certificates,   other  than  any  class  of  Interest  Only
                                    Certificates,  and Class A-P  Certificates,  in minimum  denominations representing  an original  principal  amount of $25,000  and  integral multiples  of $1 in excess  thereof.  Class A-V and any other class of
                                    Interest  Only  Certificates:  $2,000,000  notional  amount.  Class  R
                                    Certificates: 20% percentage interests.

Senior Certificates:                Class A, Class A-P, Class A-V and Class R Certificates.

Subordinate Certificates:           Class  M  Certificates  and  Class  B  Certificates.  The  Subordinate
                                    Certificates   will   provide   credit   enhancement   to  the  Senior
                                    Certificates.

ERISA:                              Subject to the considerations  contained in the term sheet supplement, the Class A Certificates  and the Class M Certificates may be eligible for purchase by persons  investing assets of employee benefit plans or
                                    individual   retirement   accounts  assets.   Sales  of  the  Class  R
                                    Certificates  to such plans or  retirement  accounts  are  prohibited, except  as  permitted  in  "ERISA  Considerations"  in the term  sheet supplement.

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the related base prospectus.

SMMEA:                                      When  issued the  offered  certificates  rated in at least the second highest rating  category by one of the rating  agencies will be
                                    "mortgage related  securities" for purposes of the Secondary  Mortgage
                                    Market  Enhancement Act of 1984, or SMMEA,  and the remaining  classes
                                    of  certificates  will  not  be  "mortgage  related   securities"  for
                                    purposes of SMMEA.

                                    See  "Legal  Investment"  in the  term  sheet  supplement  and  "Legal
                                    Investment Matters" in the related base prospectus.

Tax Status:                         For federal  income tax purposes,  the  depositor  will elect to treat the portion of the trust  consisting of the related mortgage loans and certain other  segregated  assets as one or more real estate  mortgage investment conduits.  The offered  certificates,  other than the Class
                                    R  Certificates,  will represent  ownership of regular  interests in a real estate mortgage  investment conduit and generally will be treated as  representing  ownership of debt for federal  income tax  purposes.
                                    You will be required to include in income all  interest  and  original issue  discount,  if any, on such  certificates in accordance with the accrual  method of  accounting  regardless  of your  usual  methods of
                                    accounting.   For   federal   income   tax   purposes,   the  Class  R
                                    Certificates  for any series will  represent  residual  interests in a real estate mortgage investment conduit.

                                    For further information  regarding the federal income tax consequences
                                    of  investing  in  the  offered   certificates,   including  important
                                    information  regarding the tax treatment of the Class R  Certificates, see  "Material  Federal  Income  Tax  Consequences"  in the term sheet supplement and in the related base prospectus.

Credit Enhancement

Credit  enhancement for the Senior  Certificates  will be provided by the subordination of the Class M and
Class B Certificates,  as and to the extent described in the term sheet  supplement.  Most realized losses on the mortgage loans will be allocated to the Class B  Certificates,  beginning with the class of Class B
Certificates  with the lowest  payment  priority,  and then the Class M  Certificates,  beginning with the class of Class M  Certificates  with the  lowest  payment  priority,  in each case  until the  certificate principal  balance of that class of  certificates  has been reduced to zero.  When losses are allocated to a class of  certificates,  the certificate  principal  balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated  among the related Senior  Certificates  in accordance with their respective  remaining  certificate  principal  balances or accrued interest,  subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters such as floods and  earthquakes,  fraud in the  origination  of a mortgage  loan, or some losses related to the bankruptcy  of a  mortgagor  will  be  allocated  as  described  in the  preceding  paragraphs  only up to specified  amounts.  Losses of these  types on  mortgage  loans in excess  of the  specified  amounts  and losses due to other extraordinary events will be allocated  proportionately  among all outstanding classes of certificates  except as stated in the term sheet supplement.  Therefore,  the Subordinate  Certificates do not act as credit enhancement for the Senior Certificates for these losses.

See "Description of the Certificates—Allocation of Losses; Subordination" in the term sheet supplement.

Advances

For any month,  if the Master  Servicer does not receive the full  scheduled  payment on a mortgage  loan, the Master  Servicer will advance  funds to cover the amount of the  scheduled  payment that was not made.
However,  the  Master  Servicer  will  advance  funds  only if it  determines  that  the  advance  will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates—Advances" in the term sheet supplement.

Optional Termination

On any distribution  date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination  date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase  from  the  trust  all  of the  remaining  mortgage  loans,  causing  an  early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest,  as and to the extent  described in the term sheet  supplement.  However,  any optional  purchase of the remaining mortgage loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon  defaulted  loans.  In either  case,  there  will  be no  reimbursement  of  losses  or  interest  shortfalls  allocated  to  the certificates.

See  "Pooling  and  Servicing  Agreement—Termination"  in the term sheet  supplement  and "The Pooling and
Servicing Agreement—Termination; Retirement of Certificates" in the related base prospectus.

The Yield Maintenance Agreement

     The holders of the Class A-3  Certificates  may benefit  from a series of interest  rate cap payments from The Royal Bank of Scotland plc pursuant to the yield  maintenance  agreement.  The yield  maintenance agreement  is intended to  partially  mitigate on each  distribution  date from the  distribution  date in
December  2006 up to and  including  the  distribution  date in July  2010 with  respect  to the Class A-3
Certificates,  the interest  rate risk that could result from the excess of LIBOR (up to a maximum rate of
8.95% per annum) over 5.45% per annum.

     On each  distribution  date from the  distribution  date in December  2006 through and  including the distribution  date in July 2010 with respect to the Class A-3  Certificates,  (A) payments  from the yield maintenance  agreement  provider  under  the yield  maintenance  agreement  will be made  based on (a) the amount as specified  for that  distribution  date under the heading  "Class A-3  Notional  Balance" in the table appearing in the definition of Yield  Maintenance  Agreement  Notional  Balance and (b) the positive excess  of (i) the  lesser  of (x) LIBOR and (y) 8.95%  per  annum,  over (ii)  5.45% per  annum,  and (B)
payments to the Class A-3  Certificates  under the yield  maintenance  agreement will be made based on (a)
an amount equal to the Yield  Maintenance  Agreement  Notional Balance for that  distribution date and (b)
the  positive  excess of (i) the  lesser of (x) LIBOR and (y) 8.95% per annum  over (ii)  5.45% per annum.
With respect to any  distribution  date,  the  difference,  if any,  between (A) amounts paid by the yield maintenance  agreement  provider under the yield maintenance  agreement and (B) payments to the holders of the Class A-3 Certificates from amounts paid by the yield maintenance  agreement  provider under the yield maintenance  agreement will be deposited in a yield  maintenance  reserve fund  maintained by the trustee.
If, on any  distribution  date on or before July 2010,  amounts  paid by the yield  maintenance  agreement provider under the related yield  maintenance  agreement are less than amounts that would be payable under the yield  maintenance  agreement if the Yield  Maintenance  Agreement  Notional Balance were equal to the
Certificate  Principal  Balance of the Class A-3  Certificates on that  distribution  date, such resulting shortfall  will  be  payable  from  funds  on  deposit  in the  yield  maintenance  reserve  fund  on that distribution  date or any future  distribution  date on or prior to July 2010.  Upon the  earlier to occur of (i) the date on which the aggregate  principal  balance of the Class A-3  Certificates has been reduced to zero,  and (ii) the  distribution  date in July 2010 (after taking into account all amounts  payable to the holders of the Class A-3  Certificates on such  distribution  date),  any funds remaining in the yield maintenance  reserve fund will be paid to Greenwich  Capital Markets,  Inc. For the purpose of determining the amount of any payment to be made under the yield  maintenance  agreement,  LIBOR will be calculated as provided in the yield maintenance agreement.

     Yield Maintenance  Agreement Notional  Balance—With  respect to any distribution date specified below and the Class A-3  Certificates,  the  lesser of (1) the  Certificate  Principal  Balance of the Class A-3
Certificates  immediately  prior to that  distribution  date and (2) the amount of the related  "Class A-3
Notional Balance" specified below for that distribution date.

         Distribution Date                                   Class A-3
                                                       Notional Balance ($)
       _______________________________________________________________________

          December 2006                                      100,000,000.00
          January 2007                                        98,367,109.28
          February 2007                                       96,567,109.28
          March 2007                                          94,767,109.28
          April 2007                                          92,967,109.28
          May 2007                                            91,167,109.28
          June 2007                                           89,367,109.28
          July 2007                                           87,567,109.28
          August 2007                                         85,767,109.28
          September 2007                                      83,967,109.28
          October 2007                                        82,167,109.28
          November 2007                                       80,367,109.28
          December 2007                                       78,567,109.28
          January 2008                                        76,767,109.28
          February 2008                                       74,967,109.28
          March 2008                                          72,748,870.10
          April 2008                                          68,870,802.24
          May 2008                                            65,104,939.72
          June 2008                                           61,449,194.72
          July 2008                                           57,901,518.17
          August 2008                                         54,459,899.04
          September 2008                                      51,122,363.66
          October 2008                                        47,886,974.97
          November 2008                                       44,751,831.88
          December 2008                                       41,715,068.63
          January 2009                                        38,774,854.08
          February 2009                                       35,929,391.10
          March 2009                                          33,176,915.94
          April 2009                                          30,515,697.59
          May 2009                                            27,944,037.22
          June 2009                                           25,460,267.53
          July 2009                                           23,062,752.20
          August 2009                                         20,749,885.31
          September 2009                                      18,520,090.77
          October 2009                                        16,371,821.76
          November 2009                                       14,303,560.24
          December 2009                                       12,313,816.32
          January 2010                                        10,401,127.83
          February 2010                                        8,564,059.78
          March 2010                                           6,801,203.81
          April 2010                                           5,111,177.77
          May 2010                                             3,492,625.19
          June 2010                                            1,944,214.80
          July 2010                                              464,640.09
          August 2010                                        -

Interest Distributions

     Holders of each class of Senior  Certificates  other than the  Principal  Only  Certificates  will be entitled to receive  interest  distributions  in an amount  equal to the Accrued  Certificate  Interest on that  class on each  distribution  date,  to the  extent of the  Available  Distribution  Amount  for that distribution  date,  commencing  on the  first  distribution  date in the case of all  classes  of  Senior
Certificates  entitled  to  interest  distributions.  Holders of the Class A-3  Certificates  will also be entitled to receive  payments,  if any, made pursuant to the yield  maintenance  agreement as described in this prospectus supplement.

     Holders of each class of Class M Certificates  will be entitled to receive interest  distributions in an amount  equal to the Accrued  Certificate  Interest  on that class on each  distribution  date,  to the extent of the Available  Distribution  Amount for that distribution  date after  distributions of interest and principal to the Senior  Certificates,  reimbursements  for some  Advances to the master  servicer and distributions  of interest and  principal  to any class of Class M  Certificates  having a higher  payment priority.

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment  Interest  Shortfalls  will result because  interest on prepayments in full is paid by the related  mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the related mortgage loans as of the Due Date in the month of prepayment.

     However,  with respect to any distribution date, any Prepayment  Interest  Shortfalls  resulting from prepayments  in full or  prepayments  in part made  during  the  preceding  calendar  month that are being distributed to the  certificateholders  on that  distribution  date will be offset by the master servicer, but only to the extent those  Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans  immediately  preceding that  distribution  date and (b) the sum of the master  servicing  fee payable to the master  servicer for its master  servicing  activities  and  reinvestment  income  received  by the master  servicer on amounts payable with  respect to that  distribution  date.  No  assurance  can be given that the master  servicing compensation  available  to  cover  Prepayment  Interest  Shortfalls  will  be  sufficient  therefor.  Any
Prepayment  Interest  Shortfalls  which are not covered by the master  servicer on any  distribution  date will not be reimbursed on any future  distribution  date.  See "Pooling and Servicing  Agreement—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If on any distribution date the Available  Distribution  Amount is less than the Accrued  Certificate
Interest on the Senior  Certificates  for that  distribution  date, the shortfall will be allocated  among the holders of all classes of Senior  Certificates  in proportion to their  respective  amounts of Accrued
Certificate  Interest  for  that  distribution  date.  In  addition,  the  amount  of  any  such  interest shortfalls that are covered by subordination,  specifically,  interest shortfalls not described in clauses
(i) through (iv) in the definition of Accrued  Certificate  Interest,  will be unpaid Accrued  Certificate
Interest and will be  distributable  to holders of the  certificates  of those  classes  entitled to those amounts on subsequent  distribution  dates,  in each case to the extent of available  funds after interest distributions  as described in this prospectus  supplement.  However,  any interest  shortfalls  resulting from the  failure of the yield  maintenance  agreement  provider  to make  payments  pursuant to the yield maintenance  agreement  will not be  unpaid  Accrued  Certificate  Interest  and will not be paid form any source on any distribution date.

     These interest  shortfalls  could occur,  for example,  if  delinquencies  on the mortgage loans were exceptionally  high and were  concentrated  in a particular  month and Advances by the master servicer did not  cover  the  shortfall.  Any  amounts  so  carried  forward  will  not  bear  interest.  Any  interest shortfalls  will not be offset by a reduction  in the  servicing  compensation  of the master  servicer or otherwise,  except to the limited  extent  described  in the second  preceding  paragraph  with respect to
Prepayment Interest Shortfalls.

     The  pass-through  rates on all  classes of offered  certificates,  other than the  Adjustable  Rate,
Variable Strip and Principal Only  Certificates,  are fixed and are listed on page S-8 of this  prospectus supplement.

     The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

           (1) The pass-through  rate on the Class A-1  Certificates  with respect to the initial Interest
     Accrual Period is 5.72% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.40%,  with a maximum  rate of 7.00% and a minimum  rate of 0.40% per annum.

           (2) The pass-through  rate on the Class A-2  Certificates  with respect to the initial Interest
     Accrual Period is 1.28% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum  rate  equal to 6.60% - LIBOR,  with a maximum  rate of 6.60%  per annum and a minimum  rate of
     0.00% per annum.

           (3) The pass-through  rate on the Class A-3  Certificates  with respect to the initial Interest
     Accrual Period is 6.00% per annum,  and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.55%,  with a maximum rate of the  Available  Funds Cap and a minimum rate of 6.00% per annum.

     The  pass-through  rates  on the  Adjustable  Rate  Certificates  for  the  current  and  immediately preceding  Interest  Accrual  Period are  available  at the  trustee's  website,  which may be obtained by telephoning the trustee at (800) 735-7777.

     The pass-through  rate on the Variable Strip  Certificates on each  distribution  date will equal the weighted average,  based on the Stated Principal Balance of the mortgage loans immediately  preceding that distribution  date, of the pool strip rates on each of the mortgage  loans in the mortgage  pool. The pool strip rate on any mortgage  loan is equal to its Net Mortgage  Rate minus 6.25%,  but not less than 0.00%.
As of the cut-off  date,  the pool strip rates on the  mortgage  loans range  between  0.00% and 2.17% per annum.  The initial  pass-through  rate on the Variable Strip  Certificates is  approximately  0.5626% per annum.

     As  described in this  prospectus  supplement,  the Accrued  Certificate  Interest  allocable to each
class  of  certificates,   other  than  the  Principal  Only  Certificates,  which  are  not  entitled  to distributions  of interest,  is based on the Certificate  Principal  Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

Principal Distributions on the Senior Certificates

     The holders of the Senior  Certificates,  other than the Interest  Only  Certificates,  which are not entitled to  distributions  of principal,  will be entitled to receive on each  distribution  date, in the priority  described  in this  prospectus  supplement  and to the extent of the  portion  of the  Available
Distribution  Amount  remaining  after the  distribution  of the Senior Interest  Distribution  Amount,  a
distribution  allocable to principal equal to the sum of the Senior Principal  Distribution Amount and the
Class A-P Principal Distribution Amount.

     After the  distribution of the Senior Interest  Distribution  Amount,  distributions  of principal on the Senior Certificates on each distribution date will be made as follows:

         (a)      Prior to the occurrence of the Credit Support Depletion Date:

                 (i) the Class A-P Principal  Distribution  Amount shall be  distributed  to the Class A-P
            Certificates,  until the Certificate  Principal Balance of the Class A-P Certificates has been reduced to zero;

                 (ii)the  Senior  Principal  Distribution  Amount  shall be  distributed  to the Class R-I
            Certificates  and Class  R-II  Certificates,  on a pro rata  basis in  accordance  with  their respective  Certificate  Principal Balances,  until the Certificate Principal Balances thereof have been reduced to zero;

                 (iii)     the balance of the Senior  Principal  Distribution  Amount  remaining after the distribution,  if  any,  described  in  clause  (a)(ii)  above  shall  be  distributed  in the following manner and priority:

                  (A)   first,  approximately  25% of such amount  shall be  distributed  to the Class A-1
              Certificates until the Certificate  Principal Balance of the Class A-1 Certificates has been reduced to zero;

                  (B)   second,  to the Class A-4  Certificates  and  Class  A-5  Certificates,  an amount equal to the Class A-4/A-5  Lockout  Amount,  on a pro rata basis in  accordance  with their respective Certificate Principal Balances,  until the Certificate Principal Balances thereof have been reduced to zero;

                  (C)   third,  the balance of the Senior  Principal  Distribution  Amount remaining after the distributions,  if any, described in clauses  (a)(iii)(A) and (a)(iii)(B) above shall be distributed concurrently, as follows:

                      (1)  approximately  71.4182098996%  of  such  amount  in the  following  manner  and priority:

                           a.  first, to the Class A-6 Certificates, an amount up to $2,000 on each distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                           b.  second, up to $3,900,000, in the following manner and priority:

                               1)   first, to the Class A-3 Certificates, an amount up to $5,000 on each distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                               2)   second, up to $2,100,000 on each distribution date, sequentially to the Class A-10 Certificates and Class A-11 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero;

                               3)   third, to the Class A-3 Certificates, until the Certificate Principal
                      Balance thereof has been reduced to zero;

                               4)   fourth, to the Class A-10 Certificates, until the Certificate
                      Principal Balance thereof has been reduced to zero; and

                               5)   fifth, to the Class A-11 Certificates, until the Certificate
                      Principal Balance thereof has been reduced to zero;

                           c.  third, to the Class A-6 Certificates, until the Certificate Principal
                      Balance thereof has been reduced to zero;

                           d.  fourth, to the Class A-3 Certificates, on each distribution date, an amount up to the excess of $5,000 over the amount paid, if any, on such distribution date, in clause (a)(iii)(C)(1) b.1) above, until the Certificate
                      Principal Balance thereof has been reduced to zero;

                           e.  fifth, on each distribution date, an amount up to the excess of
                      $2,100,000 over the amount paid, if any, on such distribution date, in clause
                      (a)(iii)(C)(1) b. 2), sequentially to the Class A-10 Certificates and Class A-11
                      Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero;

                           f.  sixth, to the Class A-3 Certificates, until the Certificate Principal
                      Balance thereof has been reduced to zero;

                           g.  seventh, to the Class A-10 Certificates, until the Certificate Principal
                      Balance thereof has been reduced to zero;

                           h.  eighth, to the Class A-11 Certificates, until the Certificate Principal
                      Balance thereof has been reduced to zero;

                           i.  ninth, to the Class A-8 Certificates, until the Certificate Principal
                      Balance thereof has been reduced to zero; and

                           j.  tenth, to the Class A-9 Certificates, until the Certificate Principal
                      Balance thereof has been reduced to zero; and

                      (2)  approximately  28.5817901004%  of  such  amount  in the  following  manner  and priority:

                           a.  first, to the Class A-7 Certificates, until the Certificate Principal
                      Balance thereof has been reduced to zero; and

                           b.  second, to the Class A-9 Certificates, until the Certificate Principal
                      Balance thereof has been reduced to zero; and

                  (D) fourth,  to the Class A-4  Certificates  and Class A-5  Certificates,  on a pro rata basis in  accordance  with  their  respective  Certificate  Principal  Balances,  until  the
              Certificate Principal Balances thereof have been reduced to zero.

         (b)      On or after  the  occurrence  of the  Credit  Support  Depletion  Date,  all  priorities relating to  distributions  as described in clause (a) above  relating to principal  among the Senior
     Certificates   will  be   disregarded.   Instead,   an  amount  equal  to  the  Class  A-P  Principal
     Distribution  Amount  will be  distributed  to the  Class  A-P  Certificates,  and  then  the  Senior
     Principal  Distribution Amount will be distributed to the Senior Certificates  remaining,  other than the Class A-P  Certificates,  pro rata in accordance with their  respective  outstanding  Certificate
     Principal Balances.

         (c)      After  reduction  of the  Certificate  Principal  Balances  of the Senior  Certificates,
     other than the Class A-P  Certificates,  to zero but prior to the Credit Support  Depletion Date, the
     Senior  Certificates,  other  than  the  Class  A-P  Certificates,  will be  entitled  to no  further distributions of principal and the Available  Distribution  Amount will be paid solely to the holders of the Class A-P,  Variable  Strip,  Class M and Class B  Certificates,  in each case as described in this prospectus supplement.

Allocation of Losses; Subordination

     The  subordination  provided  to the  Senior  Certificates  by the Class B  Certificates  and Class M
Certificates  and the  subordination  provided  to each  class  of  Class M  Certificates  by the  Class B
Certificates  and by any class of Class M Certificates  subordinate  thereto will cover Realized Losses on the mortgage  loans that are  Defaulted  Mortgage  Losses,  Fraud  Losses,  Bankruptcy  Losses and Special
Hazard  Losses.  Any Realized  Losses which are not Excess  Special  Hazard  Losses,  Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

         o    first, to the Class B Certificates;

         o    second, to the Class M-3 Certificates;

         o    third, to the Class M-2 Certificates; and

         o    fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of  certificates  has been reduced to zero; and thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the Class A-P Certificates
in an amount equal to the related  Discount  Fraction of the principal  portion of the Realized Loss until the  Certificate  Principal  Balance  of the Class A-P  Certificates  has been  reduced  to zero,  and the remainder of the Realized  Losses on Discount  Mortgage Loans and the entire amount of Realized  Losses on
Non-Discount  Mortgage Loans will be allocated among all the remaining  classes of Senior  Certificates on a pro rata basis;  provided,  however,  that up to  $8,250,000 of such losses  otherwise  allocable to the
Class  A-3  Certificates,  up  to  $3,878,750  of  such  losses  otherwise  allocable  to  the  Class  A-4
Certificates and up to $1,049,000 of such losses otherwise  allocable to the Class A-11  Certificates will be allocated to the Class A-5  Certificates,  in each case until the Certificate  Principal Balance of the
Class A-5 Certificates has been reduced to zero.

     Any  allocation of a Realized Loss,  other than a Debt Service  Reduction,  to a certificate  will be made by reducing:

         o    its  Certificate  Principal  Balance,  in the case of the principal  portion of the Realized
              Loss, in each case until the  Certificate  Principal  Balance of that class has been reduced to zero,  provided  that no  reduction  shall  reduce the  aggregate  Certificate  Principal
              Balance of the certificates  below the aggregate  stated  principal  balance of the mortgage loans, and

         o    the  Accrued  Certificate  Interest  thereon,  in the case of the  interest  portion  of the
              Realized  Loss,  by the amount so allocated  as of the  distribution  date  occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition,  any allocation of a Realized Loss to a Class M Certificate  may also be made by operation of the payment priority to the Senior  Certificates  described under "—Principal  Distributions on the Senior
Certificates" and any class of Class M Certificates with a higher payment priority.